Exhibit 99.1

Point Therapeutics to Host First Quarter 2006 Results Conference
Call/Audio Webcast

    BOSTON--(BUSINESS WIRE)--May 4, 2006--Point Therapeutics, Inc. (NASDAQ: POTP), announced today that it will release first quarter 2006 results on Tuesday, May 9, 2006, after the close of the U.S. financial markets. A conference call will follow at 4:30 PM Eastern Time, to review the results and provide an update on the Company's progress.

Participants are invited to attend the call by visiting www.pther.com or by dialing:

    1-800-299-0433 (International: 617-801-9712)
    Passcode: 23190397

A re-broadcast of the conference call will be available until May 16, 2006 and accessible by dialing:

    1-888-286-8010 (International: 617-801-6888)
    Passcode: 69522614

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508
             Director, Corporate Communications